District Scale Gold Exploration on the Carlin Trend, NV

November 2018

TSX.V: C
OTC: CGOL

Contact us:
info@contactgold.com
www.contactgold.com
+1 (604) 449-3361

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Québec. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.



CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain information set forth in this presentation contains "forward-looking statements" and "forward-looking information" within the meaning of applicable Canadian and United States ("U.S.") securities legislation (referred to herein as "forward-looking statements"). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements which includes but is not limited to statements related to activities, events or developments that Contact Gold Corp., (the "Company") expects or anticipates will or may occur in the future, statements related to the Company's business strategy, objectives and goals, exploration of the Company's projects (the "Properties") and management's assessment of future plans and operations which are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking information is often identified by the use of words such as "may", "will", "could", "would", "anticipate", "believe", expect", "intend", "potential", "estimate", "budget", "scheduled", "plans", "planned", "forecasts", "goals" and similar expressions. Forward-looking information is based on a number of factors and assumptions made by management and considered reasonable at the time such information is provided, and forward-looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking information.

Such forward-looking statements include, but are not limited to, statements with respect to the future financial or operating performance of the Company, its subsidiaries and its mineral projects, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, the future price of metals, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage, the timing and possible outcome of pending regulatory matters and the realization of the expected economics of the Properties.

Forward-looking statements are based on certain assumptions which include the Company's ability to complete its planned exploration programs, the absence of adverse conditions on the Properties, future business and property integrations remaining successful, favorable and stable general macroeconomic conditions, securities markets, spot and forward prices of gold, silver base metals and certain other commodities, currency markets (such as the $ to US$ exchange rate), no materially adverse change in national and local government, legislation, taxation , controls, regulations and political or economic developments, that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize, the ability to obtain adequate insurance to cover risks and hazards on favorable terms, that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities, the continued stability of employee relations, relationships with local communities and indigenous populations, that costs associated with mining inputs and labour will not materially increase, that mineral exploration and development activities will be successful, and the continued validity and ownership of the title to properties. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of the Company to differ materially from any projections of future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: general business, economic, competitive, political and social uncertainties; the actual results of current and future exploration activities differing from projected results; conclusions of economic evaluations; meeting various expected cost estimates; changes or downgrades in project parameters and/or economic assessments as plans continue to be refined; fluctuations in the future prices of metals; possible variations of mineral grade or recovery rates below those that are expected; the risk that actual costs may exceed estimated costs; geological, mining and exploration technical problems; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; political instability; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); title to properties; and managements' ability to anticipate and manage the foregoing factors and risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The forward-looking statements contained herein is presented for the purposes of assisting readers in understanding the Company's plan, objectives and goals and may not be appropriate for other purposes. The reader is cautioned not to place undue reliance on forward-looking statements.

Unless otherwise specified in an applicable amendment to the offering circular or a prospectus supplement, debt securities, subscription receipts, warrants and units of the Company will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under the U.S. offering circular or the Prospectus, or any amendment or supplement thereto. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation.

Investing in securities involves a high degree of risk. You should purchase securities only if you can afford the complete loss of your investment. A prospective purchaser should therefore review the preliminary offering circular and the Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors discussed under "*Risk Factors*" prior to investing in such securities.

LEGAL

We urge readers to read Contact Gold's preliminary U.S. offering circular and Canadian base shelf prospectus (the "Prospectus"), as applicable, thoroughly before participating in any offering. To receive a preliminary U.S. offering circular or Prospectus, call Raymond James at 1.844.654.7357 or write to Raymond James, Suite 5300, 40 King Street West, Scotia Plaza, P.O. Box 415, Toronto, ON, Canada M5H 3Y2.

IMPORTANT: An offering circular relating to these securities has been filed with the Securities and Exchange Commission but has not yet been qualified. These securities may not be sold nor may offers be accepted prior to the time the offering circular becomes qualified.

No money or other consideration is being solicited in connection with this information, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind.

INDUSTRY AND THIRD-PARTY INFORMATION

This presentation also contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believe these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. The Company has not independently verified any of the data from third party sources referred to in this presentation and accordingly, the accuracy and completeness of such data is not guaranteed.

NATIONAL INSTRUMENT 43-101 – STANDARDS OF DISCLOSURE FOR MINERAL PROJECTS

All scientific and technical information relating to the Pony Creek Property is based on and derived from the technical report entitled "Technical Report on the Pony Creek Gold Project , Elko County, Nevada, USA" dated October 22, 2018 (Effective Date October 16, 2018) (the "Pony Creek Technical Report") prepared in compliance with National Instrument 43-101 – *Standards of Disclosure for Mineral Projects* ("NI 43-101") prepared by "qualified persons" within the meaning of NI 43-101. Technical information in this document regarding Pony Creek has been summarized from the Pony Creek Technical Report and is qualified in its entirety with reference to, and subject to all the assumptions, conditions and qualifications therein. The information contained herein is subject to all of the assumptions, qualifications and procedures set out in the Pony Creek Technical Report and reference should be made to the full details of the Pony Creek Technical Report which is available under the Company's corporate profile on SEDAR at www.sedar.com.

QUALIFIED PERSON

The scientific and technical information contained in this presentation has been reviewed and approved by Vance Spalding, CPG, VP Exploration, Contact Gold, who is a "qualified person" within the meaning of NI 43-101.

US DISCLAIMER

The disclosure in this presentation may use mineral resource classification terms that comply with reporting standards in Canada, and mineral resource estimates that are made in accordance with NI 43-101. These standards differ significantly from the mineral reserve disclosure requirements of the U.S. Securities Exchange Commission (the "SEC") set forth in Industry Guide 7. Consequently, information regarding mineralization contained in this presentation is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC.

This presentation may use the terms "measured mineral resources," "indicated mineral resources" and "inferred mineral resources". U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the SEC does not recognize them. It cannot be assumed that all or any part of "measured mineral resources," "indicated mineral resources," or "inferred mineral resources" will ever be upgraded to a higher category or converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Additionally, "inferred mineral resources" have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility, therefore investors are also cautioned not to assume that all or any part of an inferred mineral resource exists or that any part of the mineral resources in this presentation are economically or legally mineable.

This document is not an offer of securities for sale in the United States or in any other jurisdiction. Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

CURRENCY

Unless otherwise indicated, all dollar ("C$") values herein are in Canadian dollars.

Why Contact Gold

ELEMENTS TO VALUE CREATION

- TEAM – Experienced and successful leadership group covering all elements of industry from exploration through to production
- SUPPORT – Key strategic and institutional support: Waterton (37%), Goldcorp (15%), Sentry Investments (~11%), Board & Management (13%)
- STRATEGIC ASSETS – Strategic land position on Nevada's prolific Carlin Trend with historic resources, adjacent to multiple resource discoveries at Gold Standard Ventures' ("GSV") Railroad project.
  - Portfolio of 11 projects (212 km^2 or 81.85 mi^2) largely dormant for +10 years prior to acquisition by Contact Gold
- 2018 PROGRAM
  - Initial results[2] from the first 8,000m of drilling include our best oxide gold results to date and a new gold discovery with over 1 km of strike length:
    - **2.51 g/t over 47m (1.37 g/t over 106m)** from Bowl Zone
    - **0.42 g/t Au over 34m** from West Target discovery
  - Resource estimate targeted for 2019
  - Continued land package consolidation

(1) A qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves and the Company is not treating the historical estimate as current mineral resources or reserves
(2) See base shelf prospectus and Offering Circular



Financial Overview

CAPITAL STRUCTURE[1]

Share Price (TSV: C - October 26, 2018)	C$	$0.40	USD$	$0.31
Shares Outstanding	M	50.6	M	50.6
Market Capitalization	**C$M**	**$20.2**	**USD$M**	**$15.7**
Cash (June 30, 2018)	C$M	$3.7	USD$M	$2.8
Warrants		nil		nil
Options	M	8.2	M	8.2
Conversion of Preferred Shares (2022)[2,3]	M	10.8	M	10.8
Shares Outstanding (Fully Diluted)	**M**	**69.6**	**M**	**69.6**

June 2017 Financing

- $1.00/share (Goldcorp, Waterton, and Insiders)
- Shares free trading June 2019

SHAREHOLDERS



14%
Other
21%
Institutions
15%
GOLDCORP
Board & Management
13%
WATERTON
37%

Estimate of % ownership by Institutions

(1) Financial balances reflect accounting pursuant to International Financial Reporting Standards and balances prepared pursuant to United States Generally Accepted Accounting Principles. Foreign exchange reflected at an assumed CAD/USD FX rate of $0.77 as of October 26, 2018. This summary is qualified in its entirety by reference to the terms of the preferred shares of the Company set out in the articles of incorporation, the Goldcorp investor rights agreement and the Waterton governance and investor rights agreement, which have each been filed on SEDAR under the issuer profile of Contact Gold Corp.

(2) Waterton's fully diluted interest is equal to ~47% as at September 30, 2018.

(3) Early redemption provisions at Contact Gold's option. US$11.1 million face value. Cumulative cash dividend at a fixed rate per annum equal to 7.5% payable on the maturity date only. 5-year term. Convertible into common shares at US$ equivalent of C$1.35 per share subject to the exchange rate at the time of conversion

Leadership

SENIOR MANAGEMENT



MATTHEW LENNOX-KING – DIRECTOR, PRESIDENT & CEO
- 20+ years of exploration experience
- Former CEO of **Pilot Gold**
- ***First geologist for Fronteer Gold; sold to Newmont for $2.3BN in 2011***



JOHN WENGER – CFO & VICE PRESIDENT, STRATEGY
- Former CFO & Corporate Secretary at **Pilot Gold**
- 15+ years of mining and accounting in Canada – USA



VANCE SPALDING – VICE PRESIDENT, EXPLORATION
- 30 years of gold exploration experience
- Former Director Exploration **Kinross** – + 1.24 Moz to 2P Reserve
- Former Exploration Manager at **Fronteer Gold** prior to sale to Newmont
- Previously VP Exploration **Pilot Gold**
- ***Led the discovery of 2 Moz gold for Centerra at REN / on Carlin Trend***



ANDREW FARNCOMB – DIRECTOR AND SENIOR VICE PRESIDENT
- 12+ years of corporate finance experience
- Founder and Principal of **Cairn Merchant Partners**
- Director of several TSX Venture Exchange listed companies
- Formerly, Partner at **Paradigm Capital**

BOARD OF DIRECTORS



JOHN DORWARD – CHAIRMAN
- 19+ years of mining experience
- President & CEO of **Roxgold Inc.**
- ***Formerly, Senior VP, Business Development at Fronteer Gold***



GEORGE SALAMIS – DIRECTOR
- 20+ years of mining experience
- President & CEO of **Integra Resources**
- ***Former Executive Chair of Integra - sold to Eldorado Gold for C$590M***
- Previously at **Placer Dome Inc.** and **Cameco Corporation**



MARK WELLINGS – DIRECTOR
- 25+ years of mining and finance experience
- Chairman of **Superior Gold Inc.**
- President & CEO of **Eurotin Inc.**;Principal of **INFOR Financial Corp.**
- Previously spent 18 years advising mining companies as co-founder of **GMP Securities'** mining finance practice

CHARLIE DAVIES – DIRECTOR
- 15+ years of mining and finance experience
- Principal, Exploration at **Waterton Global**
- Former Exploration Manager at **Kinross**



RIYAZ LALANI – DIRECTOR
- CEO of **Bayfield Strategy**,
- Director at **Difference Capital Financial**, Canadian Journalism Foundation and past director at two junior mining companies

Prolific and established Gold Mining Jurisdiction

MAJOR MINING SCALE

- Recorded Nevada Gold production 224.0 million ounces[1]
- 77% of US gold production[2] (5.9M oz of gold production in 2015)
- Newmont and Barrick (pre-Rangold) control collectively control in excess of 90M gold ounces in Nevada

2017	# of Mines	AISC ($/oz)	Total Ounces Produced	% of Global Production
Newmont[6]	19	895	1,760,000	33
Barrick[7]	7	624	2,300,000	47

FAVOURABLE JURISDICTION

- Ranks as the 3rd most attractive state-level region for mining in the world[3]
- Major gold discoveries continue: Goldrush (Barrick), Long Canyon (Fronteer), Dark Star (GSV)
- Supportive of mining with Barrick and Newmont in top 10 taxpayers in Nevada[4]

THE CARLIN TREND

- One of the most productive gold regions in the world with more than 91 million ounces of gold recovered to 2015[5]

1. Nevada Mineral and Energy Resource Exploration Survey 2015/2016; Nevada Mining Association
2. Nevada Mining Association
3. Fraser Institute Annual Survey of Mining Companies 2017
4. Nevada Department of Taxation
5. Muntean, J.L. 2016. Overview –The Nevada Mineral Industry 2014 in Nevada Bureau of Mines and Geology Special Publication MI-2014, Mackay School of Earth Sciences and Engineering, College of Science, University of Nevada, Nevada, USA.
6. Newmont Mining Corporation Q1 2018 Earnings, April 26, 2018.
7. Barrick's Annual Information Form December 31, 2017.


Wilson Peak
Big Springs
Independence Trend
Hot Creek
Jerritt Canyon
Rock Horse
Midas
Sno
Hollister
Arturo
Ren
Meikle
Goldstrike
Genesis
Bootstrap
South Silver Cloud
Carlin
Carlin Trend
Rock Creek
Tusc & Mike
Gold Quarry
Elko
Battle Mountain
Mule Canyon
Woodruff
Rain
Emigrant
Dixie Flats
North Bullion
North Star
Pinion
Dark Star
Dry Hills
Battle Mtn - Eureka Trend
North Zone
Bowl Zone
Pony Creek
Gold Acres
Pipeline
Cortez
Cortez Hills
Gold Rush
Tonkin Springs
Major Gold Zones/Deposits
Contact Gold Properties
Major Gold Mines

District Setting - Pony Creek, North Star and Dixie Flats

HIGHLY PROSPECTIVE PART OF THE CARLIN TREND

- Significant land position: 135 km² (52 mi²) located south of Newmont's Rain and Emigrant Mines and adjacent to Gold Standard Ventures' Railroad Project
- Several 1 M+ oz deposits established / in production along Trend; multiple operators
- Rapidly evolving district with multiple recent discoveries
    - North Dark Star (GSV)
    - Jasperoid Wash (GSV)
    - Dixie (GSV)
    - West Target @ Pony Creek

ADVANCED STAGE EXPLORATION

- Significant historic gold intercepts at Pony Creek and Dixie Flats

POTENTIAL FOR MAJOR DISCOVERIES

- Hosts numerous Carlin-type oxide gold targets and occurrences
- Favourable structural and stratigraphic setting
- Multiple geochemical and geophysical anomalies
- New high-priority drill targets are being defined
- Road accessible and 25 km south of the mining center of Elko, Nevada



Elko, NV
25km N
Emigrant Mine
Rain Mine
North Bullion Deposit
Dixie Flats
North Star
Pinion Deposit
Dark Star Deposit
Dixie
Jasperoid Wash
Pony Creek
North Zone
Bowl Zone
Projection of key regional controlling structures
Major Gold Zones/Deposits
Contact Gold
Gold Standard Ventures
Newmont Mining
0
5,000
10,000
Meters
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 23)

Pony Creek – Overview

- CARLIN TYPE GOLD – Near surface oxide and deeper high grade targets remain open; New targets being generated
- 2017 + 2018 DRILL PROGRAM – Significant foot print of oxidized gold mineralization and a new discovery[1]
    - **2.51 g/t Au over 47.24 metres** from 86.87 to 134.11 in drill hole **PC18-03**
    - **1.00 g/t Au over 92.97 metres** from 50.29 to 143.26 in drill hole **PC18-04**
    - **2.82 g/t Au over 45.72 metres** from 103.63 to 149.35 in drill hole **PC17-10**
    - **2.12 g/t Au over 22.86 metres** from 64.01 to 86.87 in drill hole **PCC17-040**
    - **1.36 g/t Au over 43.74 metres** from 116.89 to 160.63 in drill hole **PCC17-24**
    - **0.65 g/t Au over 65.53 metres** from 62.48 to 128.02 in drill hole **PC17-03**
    - **0.59 g/t Au over 32.00 metres** from 25.91 to 57.91 in drill hole **PC17-41**
    - **0.42 g/t Au over 33.53 metres** from 4.57 to 38.10 in **Discovery Hole PC18-18** at **West Target**
- INITIAL METALLURGY COMPLETE – Gold recoveries from 85-90% in bottle rolls on oxide material
- 2018 EXPLORATION PROGRAM
    - Active drill program – expansion of Bowl and North Zones, and first-pass drill testing of new targets
    - Drilling started on May 7th – 10,800m completed

(1) See base shelf prospectus and supplement to Offering Circular



Looking North Across Bowl Area

Pony Creek - Stratigraphy

The Right Rocks to Host Major Discoveries

- Key regional hosts are Devil's Gate, Webb, Chainman Shale, & Diamond Peak
- New gold discoveries in the Pennsylvanian/Permian carbonate & clastic units by Gold Standard Ventures at North Dark Star
  - Opens significant expanses of Pony Creek for renewed exploration as previous explorers ignored these rocks
- Pony Creek historical resource estimate[1] is hosted at the lower Rhyolite contact in Penn-Perm clastic carbonate rocks
- Traditional target at the Devonian Webb/Devil's Gate contact remains poorly tested at depth on Pony Creek and Dixie Flats

Stratigraphic Section of Pony Creek


PENNSYLVANIAN-PERMIAN
MISSISSIPPIAN
DEVONIAN
Strathearn Fm
Moleen Fm
Diamond Peak Formation
Chainman Shale
Webb Fm
Devil's Gate Limestone
Inferred and Potential Au Resource Associated with Rhyolite Intrusive
Pony Creek Webb Target & Stratigraphic Position of All Other Pinon Range Au Deposits
Rhyolite
Limestone
Shale
Siltstone
Sandstone
Conglomerate
Dark Star, Bowl & North Zones, West Target
Rain, Emigrant North Bullion, Pinion

Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 8).

(1) A qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves and the Company is not treating the historical estimate as current mineral resources or reserves

Pony Creek – Contact Gold Drilling

- 93 holes completed for 21,300 meters since July 2017
  - ~10,800m in 2018
- Significant **oxidized** corridors defined at North Zone and west of Bowl Zone
  - Both zones open for expansion in most directions
- New gold discoveries at West Target and Pony Spur - 2018

Drill Hole	From (m)	To (m)	Length (m)	Au g/t
PC18-33	266.7	301.75	35.05	2.42
PC18-03	86.87	134.11	47.24	2.51
PC18-02	1.52	60.96	59.44	0.53
PC18-18	4.57	38.10	33.53	0.42
PC17-03	62.48	128.02	65.53	0.65
PC17-07	44.20	123.45	79.25	0.78
PC17-10	103.63	149.35	45.72	2.82
PC17-14	4.57	24.38	19.81	0.82
PC17-19	160.02	166.12	6.10	3.95
PCC17-024	116.89	160.63	43.74	1.36
PCC17-28	199.65	205.74	6.10	1.88
PCC17-040	64.01	86.87	22.86	2.12

RED – Oxidized gold intervals   See base shelf prospectus and supplement to Offering Circular


West Target
26 Holes
4,800m
10m@ 0.7g/t Au
40m@ 0.4g/t Au
North Zone
58 Holes
12,324m
53m@ 0.5g/t Au
Pony Spur
13 Holes
1,950m
27m@ 0.2g/t Au
Bowl Zone
145 Holes
29,340m
106m@ 1.4 g/t Au
93m@ 1.0g/t Au
10m@ 12.4 g/t Au
Pony Creek Boundary
Pony Creek dh collars
historic
Contact Gold Corp
>100 gram x metre
>50 gram x metre
>25 gram x metre
>10 gram x metre
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
0
1,000

Bowl Zone - Overview


North Zone
Bowl Zone
West Structure
East Structure
OPEN
Drill Hole Collars
Au_ppm

Property boundaries are illustrative, and may be subject to ongoing change as information becomes available

- Significant **oxidized** corridors defined on Western Structure
- Open for significant expansion
- Gold mineralization starting at surface
- Mineralization associated with Penn – Perm clastic rocks and carbonates (Dark Star host)
- 29,000m drilled from 1980s – present day[1]

2018 LATEST DRILL HIGHLIGHTS

- **2.42 g/t Au over 35.05 meters** from 266.7 m in drill hole PC18-33
- **2.51 g/t Au over 47.24 meters** from 86.87 m in drill hole PC18-03 Oxide
- **0.53 g/t Au over 59.44 meters** from 1.52 m in drill hole PC18-02 Oxide
- **1.00 g/t Au over 92.97 meters** from 50.29 m in drill hole PC18-04
- **0.91 g/t Au over 27.43 meters** from 28.96 m in drill hole PC18-01

(1) Source: Pony Creek Technical Report dated October 22, 2018

10

Bowl Zone Cross Section Looking North



Eastern North Striking Structure
Western North Striking Structure
0.53 g/t 59.5m
1.00 g/t 93.0m
Rhyolite
0.91 g/t 27.5m
PC18-02
1.37 g/t 106.5m
0.91 g/t 7.5m
PC18-04
Sandstone/ Conglomerate
PC18-01
PC18-03
12.40 g/t 10.0m
5.72 g/t 13.0m
0.40 g/t 16.5m
1.46 g/t 42.5m
Previous drilling
Limestone
150 meters

Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 19).

North Zone: Oxide Gold Corridor

NORTH ZONE OVERVIEW

- Significant corridor of shallow **oxidized** gold mineralization
- Open for expansion in all directions
- Gold mineralization is hosted within clastic/carbonate rocks of Penn – Perm age (Dark Star host) and rhyolite intrusive
- Hosted along the Emigrant – Dark Star structural corridor
- Historical drill database
- 2017 drilling: 5,200m

DRILL HIGHLIGHTS

- **0.34 g/t Au over 44.20** metres from 25.91 to 70.1 in PC17-21
- **0.33 g/t Au over 15.24** metres from 4.57 to 19.81 in PC17-43
- **0.32 g/t Au over 13.72** metres from 30.48 to 44.20 in PC17-23
- **0.33 g/t Au over 13.72** metres from 71.63 to 85.35 in PC17-25
- **0.47 g/t Au over 42.7** metres (Westmount-Barrick drill hole, 1989)



North Zone
Bowl Zone
4469500 N
4469000 N
Drill Intercepts
Au_ppm
1 to 100
2017 Au soil 50ppb
2017 Au soil 25ppb
2017 Au soil 10ppb

Property boundaries are illustrative, and may be subject to ongoing change as information becomes available

Focused on New Discoveries

2018 TARGETS

- New targets and resource definition

Pony Creek:

- **West Target:** ~2 km long target defined by geology, geophysics and gold in soil – **Drilled ->** new discovery in PC18-18, over 1 km of strike length focus of 2019 drilling
- **Moleen Target:** ~1.5 km target defined by geology, geophysics and gold in soil – **Drill target**
- **Elliott Dome:** Continuation of the Jasperoid Wash soil anomaly with strong alteration at surface and a CSAMT anomaly – **Drill target**
- **Pony Spur:** NW oriented structural zone – **Drilled ->** significant gold mineralization at Webb-Devil's gate contact (2018) further drilling in 2019
- **North Zone:** Significant shallow **oxide gold mineralization**, defined by limited drilling and gold in soil – **open for expansion in 2019**
- **Bowl Zone:** Significant **oxide gold** component and **open for expansion in 2019**

North Star: 1.5 km north of North Dark Star Deposit (GSV), on same structural corridor - **Drill target**

PLANNED 2019 DRILL PROGRAM(1)

- Targeting up to 20,000 metres across 5 zones
- Q1 2019 resource estimate for the Bowl Zone
- Additional metallurgical work on known zones
- Anticipated receipt of approved Plan of Operations (150 Acres/60 Hectares) in Q1 2019


Elliott Dome
Jasperoid Wash
Moleen Target
West Target
North Zone
Pony Spur
Bowl Zone
0
1,000
2,000
Meters
Previous Drilling
Contact Drilling
Au soil 50ppb
Au soil 25ppb
Au soil 10ppb

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement


Elliott Dome
Jasperoid Wash - GSV
North Zone
Pony Spur
Moleen Target
West Target
East Structure
West Structure
Bowl Zone

New Discovery – West Target

- West Target is 1 kilometre north of the Bowl Zone
- Located along the same major north-south structure associated with oxide gold mineralization at the Bowl Zone.
- Drill holes were designed to begin testing the 2 km long gold-in-soil and CSAMT anomalies
- Drilling has established a strike length of over 1 km



A
West
Footprint of >25ppb Au in soil samples
A'
East
Untested target
Historic Hole
0.42 g/t
33.5m
0.19 g/t
7.6m
0.28 g/t
3.1m
0.19 g/t
16.7m
0.15 g/t
16.7m
Rhyolite
Sandstone
PC18-20
PC18-19
PC18-18
Sedimentary Rocks
100 Meters
Sandy Limestone
Conglomerate



N
15m at 0.3 g/t Au
32m at 0.2 g/t Au
16m at 0.3 g/t Au
10m at 0.7 g/t Au
A
A'
33m at 0.4 g/t Au
15m at 0.2 g/t Au
2018 Drill Hole Collars
Previous Drilling
Soil Contours
Au soil 50ppb
Au soil 25ppb
Au soil 10ppb
Drilling Intercepts
Au ppm
0
500
1000
Meters

Elliott Dome

ELLIOTT DOME OVERVIEW

- Several gold in soil anomalies over 100ppb Au in a broader area of elevated gold-in-soils adjacent to GSV's Jasperoid Wash discovery and Arcturus Target
- CSAMT north-south break coincident with gold in soil anomaly
- Anticipated drill program in 2019[1]



Pinion
Ski Track
Arcturus
Dixie
Elliott Dome
Jasperoid Wash
Arcturus
West Dixie Thrust
GSV Targets
Historical Drilling
2017
2018
Drill Hole Traces (assays pending)
Drill Hole Traces (assays received)
Soil Sampling clip
Au ppb
0.0 - 5.0
5.0 - 10.0
10.0 - 25.0
25.0 - 50.0
50.0 - 100.0
100.0 - 1210.0
Soil_60ppb
Soil_30ppb
Soil_10ppb
0 500 1,000
Meters
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
581000 582000 583000 584000 585000 586000 587000 588000 589000 590000
4478000 4477000 4476000 4475000 4474000 4473000 4472000

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement

North Star and Dixie Flats

- **STRATEGIC LAND POSITION** – North of GSV's 1Moz Dark Star oxide gold deposit and immediately to the south and east of Newmont's 1.2 Moz Emigrant Mine[1]
  - 28 km^2 (11 *mi*^{2})
  - ~15 km (9 mi) north of Pony Creek
- **ESTABLISHED MINERALIZATION** – numerous gold mineralized drill intercepts in historical drilling at Dixie Flats
- **PROSPECTIVE HOST ROCKS** – Key host units include the Devonian Webb / Devil's Gate contact & Dark Star Penn-Perm carbonate / clastic units
- **UNTESTED OPPORTUNITIES** – Limited previous drilling at North Star



Emigrant Mine
Rain Mine
Dixie Flats
North Bullion
North Star
Pinion
Dark Star
0 2 4
Kilometers
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
Projection of key Controlling Structures
Major Gold Zones/Deposits
Contact Gold
Gold Standard Ventures
Newmont Mining

(1) Ressel, M.W. *'Shallow Expressions of Carlin-type Hydrothermal Systems: An Example from the Emigrant Mine, Carlin Trend, Nevada'*. May 2015.

North Star CSAMT

- **HIGH PRIORITY DRILL TARGET**
  - ~1.5 km north of Gold Standard Ventures' North Dark Star oxide deposit
  - CSAMT shows continuation of "Emigrant – Dark Star Fault"
  - Supported by Gravity data
  - Target covered by post-mineral alluvium and volcanic rocks
  - High priority drill target
- **PLANNED 2019 PROGRAM**
  - 6 - 8 RC drill holes planned[1]
  - Target sits under or adjacent to main access road to Dark Star


12
Qal
Si?
Tiwt
Tiwt
Te
Pz
Pz


North Star
North Star NOI pads and roads
Dark Star

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement


North Star
(view south)
Dark Star
1Moz Au
Pony Creek
Pinion
1.7 Moz Au
North Star
Proposed
Drill Hole

Why Contact Gold

- DISCOVERY – Initial results from 2018 drilling[1] include our best oxide gold results to date and a new discovery with over 1 km of strike length:
  - **2.51 g/t Au over 47m (1.37 g/t Au over 106m)** from Bowl Zone
  - **0.42 g/t Au over 34m** from West Target discovery
  - Elliott Dome gold-in-soil anomaly adjacent to Jasperoid Wash
- DEPOSIT DEFINITION – Resource estimate targeted for 2019 at Bowl Zone
- PERMITTING – Pony Creek Plan of Operations approval anticipated early 2019
- SUPPORT – Key strategic and institutional support: Waterton (37%), Goldcorp (15%), Sentry Investments (~11%), Board & Management (13%)
- STRATEGIC ASSETS – Strategic land position on Nevada's prolific Carlin Trend with historical resources[2], to multiple resource discoveries at Gold Standard Ventures' Railroad project.

ANALYST COVERAGE

Tyron Breytenbach	CORMARK SECURITIES INC.
Tara Hassan	RAYMOND JAMES

(1) See base shelf prospectus and Offering Circular
(2) A qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves and the Company is not treating the historical estimate as current mineral resources or reserves


Contact Us
info@contactgold.com
www.contactgold.com
+1 (604) 449-3361
Suite 1050, 400 Burrard Street
Vancouver, British Columbia
V6C 3A6 Canada